AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
    THIS AMENDMENT effective as of November 21, 2024 (the “Effective Date”) to the Fund Servicing Agreement dated as of August 10, 2023 (the "Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Akre Funds and U.S. Bank N.A., a national banking association (the "Fund Services").
RECITALS
    WHEREAS, the parties entered into the Agreement;
    WHEREAS, the parties had previously entered into a Fund Administration Servicing Agreement, dated June 22, 2006, as amended (the “Administration Agreement”), a Fund Accounting Servicing Agreement, dated June 22, 2006, as amended (the “Accounting Agreement”), and a Transfer Agent Servicing Agreement, dated June 22, 2006, as amended (the “Transfer Agent Agreement”) (collectively referred to herein as the “Servicing Agreements, dated June 22, 2006”);
WHEREAS, the parties desire to amend the Agreement to add an Exhibit for Akre Capital Management, LLC and to add the following fund:
•Akre Focus ETF
WHEREAS, the parties desire to amend the Agreement to add the following fund and applicable fees from the Servicing Agreements, dated June 22, 2006 to the Exhibit for Akre Capital Management, LLC:
•Akre Focus Fund
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.
    NOW, THEREFORE, the parties agree as follows:
1.As of the Effective Date, the attached Exhibit for Akre Capital Management, LLC is hereby added to the Agreement.
2.As of the Effective Date, Exhibit HH to the Administration Agreement is hereby superseded by the Exhibit for Akre Capital Management, LLC attached hereto.
3.As of the Effective Date, Exhibit HH to the Accounting Agreement is hereby superseded by the Exhibit for Akre Capital Management, LLC attached hereto.
4.As of the Effective Date. Exhibit HH to the Transfer Agent Agreement is hereby superseded by the Exhibit for Akre Capital Management, LLC attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.
PROFESSIONALLY MANAGED         U.S. BANK N.A.
PORTFOLIOS
By: /s/Elaine E. Richards____________    By: /s/Greg Farley _______________
Name: Elaine E. Richards___________    Name: Greg Farley __________
Title: Vice President and Secretary____     Title:Sr. Vice President____________
Date: December 16, 2024____________    Date: December 16, 2024__________

Exhibit for Akre Capital Management, LLC
Professionally Management Portfolios Fund Servicing Agreement
Name of ETF (Fees Applicable to ETFs)
Akre Focus ETF
Fund Start-up & Registration Services Project Fee Schedule

Regulatory Administration Services
New fund launch – $- per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements, Included in annual fee per fund –
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
Above fees are applicable when all new funds are registered in same statutory prospectus.
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses

Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration Services
The following reflects the greater of the basis point fee or annual minimum1 where Akre Capital Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Fund Accounting Annual Fee Based Upon Average Net Assets Per Fund*
- basis points on the first $-
- basis points on the next $-
- basis points on the balance

Fund Administration Annual Fee Based Upon Average Net Assets Per Fund*
- basis points on the first $-
- basis points on the next $-
- basis point on the balance
Base Fee for ETF Services

Annual Fee per fund
ETF Order Taking     $- per fund
ETF Transfer Agency     $- per order (Create or Redeem)

Basket Creation
Equities/Cash              -bps
International Securities/Derivatives -bps

Fixed AP Fee              TBD/fund

Optional Services
ETF Stock Splits         $-
ETF Liquidation         $-
ETF Slippage Calculations     $-Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

APPENDIX A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

$- – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$- – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$- – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$- – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$- – Interest Rate Swaps, Foreign Currency Swaps
o$- – Swaptions
o$- – Credit Default Swaps
$- Intraday money market funds pricing, up to 3 times per day
$- per Month Manual Security Pricing (>25per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$- per Foreign Equity Security per Month for Corporate Action Services
$- per Domestic Equity Security per Month for Corporate Action Services
$- per CMO and Asset Backed Security per Month / $- for ETF Funds per month for Factor Services
$- per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$- per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$- per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$- for the first fund (subject to Board approval)
$- for each additional fund 2-5 (subject to change based on Board review and approval)
$-or each fund over 5 funds
$- per sub-adviser per fund (capped at $- per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
Form N-PORT – $- per year, per Fund

Form N-CEN – $- per year, per Fund
Tailored shareholder reporting - $-per year, per Fund (first class), $- per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
$- per year, per Fund
Section 15(c) Reporting
$- per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$ - per trust per year - Base fee
■ Additional fee of $- per fund per year
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$-
Full Derivatives User (no OTC derivatives)	$-
Full Derivative User (with 1-5 OTC derivatives)	$-
Full Derivative User (with 5 or more OTC derivatives)	$-
Closed Fund Data Maintenance Fee	$-
*Additional fees may apply from index providers
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$-
More than 5% but less than 25%	$-
25% or more	$-
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $-
1933 Act C-Corp – U.S. Bank Fee Schedule plus $-
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $-
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $-per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $- per additional estimate
State tax returns - (First two included in core services) – $- per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $-
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $- Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $- per state return
•Sign state income tax returns – $- per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $- per fund

Exhibit for Akre Capital Management, LLC
Professionally Management Portfolios Fund Servicing Agreement
Name of Fund (Fees Applicable to Mutual Funds)
Akre Focus Fund
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch – $- per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements (included in annual fee per fund)
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Fund Accounting Annual Fee Based Upon Average Net Assets Per Fund*
- basis points on the first $-
- basis points on the next $-
- basis points on the balance
Minimum Annual Fee: $- per fund
Additional fee of $- for each additional class
Fund Administration Annual Fee Based Upon Average Net Assets Per Fund*
- basis points on the first $-
- basis points on the next $-
- basis points on the balance
Minimum Annual Fee: $- per fund
Additional fee of $- for each additional class.
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule

Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

$- – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$- – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$- – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$- – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$- – Interest Rate Swaps, Foreign Currency Swaps
o$- – Swaptions
o$- – Credit Default Swaps
$- - Intraday money market funds pricing, up to 3 times per day
$- per Month Manual Security Pricing (>25per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)
$- per Foreign Equity Security per Month for Corporate Action Services
$- per Domestic Equity Security per Month for Corporate Action Services
$- per CMO and Asset Backed Security per Month for Factor Services
$- per Mortgage-Backed Security per Month for Factor Services
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$- per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
All Data Service charges are subject to change based on cost increases from underlying data providers.
SEC Modernization Requirements
Form N-PORT – $- per year, per Fund
Form N-CEN – $- per year, per Fund
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
$- for the first fund (subject to Board approval)
$- for each additional fund 2-5 (subject to change based on Board review and approval)
$- for each fund over 5 funds
$- per sub-adviser per fund (capped at $- per sub-adviser over the fund complex)
For more than one fund, fees will be aggregated and allocated equally.

TSR Pricing*
$- per year fund for the first class plus
$- per year per class after the first class
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $- per sub-account per year
Daily Compliance Services
■$ -per fund group per year - Base fee
■ Additional fee of $- per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$-
Full Derivatives User (no OTC derivatives)	$-
Full Derivative User (with 1-5 OTC derivatives)	$-
Full Derivative User (with 5 or more OTC derivatives)	$-
Closed Fund Data Maintenance Fee	$-
*Additional fees may apply from index providers

Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
5% or less	$-
More than 5% but less than 25%	$-
25% or more	$-
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Section 15(c) Reporting
$- per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
2 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Customized delivery of data:
TBD
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $-per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $- per additional estimate
State tax returns - (First two included in core services) – $- per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $-
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $- Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $- per state return
•Sign state income tax returns – $- per state return
•Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $- per fund
Adviser’s signature below is solely in acknowledgment of the above fee schedules and Exhibit for Akre Capital Management, LLC.
Akre Capital Management, LLC
By: /s/John Neff________________
Name: John Neff________________
Title: CEO and CIO______________
Date: December 12, 2024__________